UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Tercica, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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TERCICA, INC.

651 Gateway Boulevard

Suite 950

South San Francisco, California 94080*

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 1, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of TERCICA, INC., a Delaware corporation. The meeting will be held on Wednesday, June 1, 2005 at 9:30 a.m. local time at 2000 Sierra Point Parkway, Brisbane, California for the following purposes:

1.	To elect three directors to hold office until the 2008 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Tercica’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 15, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Stephen N. Rosenfield

Stephen N. Rosenfield

Secretary

South San Francisco, California

April 29, 2005

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

*	Please note that Tercica’s mailing address will change effective July 10, 2005. After July 10, 2005, Tercica’s mailing address will be: 2000 Sierra Point Parkway, Brisbane, California 94005.

TERCICA, INC.

651 Gateway Boulevard

Suite 950

South San Francisco, California 94080*

PROXY STATEMENT

FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

June 1, 2005

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Tercica, Inc. is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

Tercica intends to mail this proxy statement and accompanying proxy card on or about May 3, 2005, to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 15, 2005, will be entitled to vote at the Annual Meeting. On this record date, there were 31,578,517 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 15, 2005, your shares were registered directly in your name with Tercica’s transfer agent, EquiServe Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 15, 2005, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of three directors; and

*	Please note that Tercica’s mailing address will change effective July 10, 2005. After July 10, 2005, Tercica’s mailing address will be: 2000 Sierra Point Parkway, Brisbane, California 94005.

•	The ratification of Ernst & Young LLP as Tercica’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

➢	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

➢	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

➢	To vote over the telephone, dial toll-free (877) 779-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 12:00 midnight, Eastern Time on May 31, 2005 to be counted.

➢	To vote on the Internet, go to http://www.eproxyvote.com/trca to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 12:00 midnight, Eastern Time on May 31, 2005 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Tercica. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 15, 2005.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all three nominees for director and “For” the ratification of Ernst & Young LLP as Tercica’s independent registered public accounting firm for the fiscal year ending December 31, 2005. If any other matter is properly presented at the meeting, your proxy (i.e., one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, Tercica’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

➢	You may submit another properly completed proxy card with a later date.

➢	You may send a written notice that you are revoking your proxy to Tercica’s Secretary at 651 Gateway Boulevard, Suite 950, South San Francisco, California 94080.

➢	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2005, to Tercica’s Secretary at 2000 Sierra Point Parkway, Brisbane, California 94005. However, if Tercica’s 2006 Annual Meeting of Stockholders is not held between May 2, 2006 and July 1, 2006, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials. If you wish to bring a proposal before the stockholders at next year’s annual meeting that is not included in next year’s proxy materials, you must notify Tercica’s Secretary, in writing, not later than the close of business on March 3, 2006. However, if Tercica’s 2006 Annual Meeting of Stockholders is not held between May 2, 2006 and July 1, 2006, then the deadline will be not later than the close of business on the tenth day following the date on which the notice of the date of the 2006 Annual Meeting of Stockholders was mailed or the tenth day following the date on which public disclosure of the date of the 2006 Annual Meeting of Stockholders was made, whichever occurs first. We also advise you to review Tercica’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. If you do not comply with these requirements, you will not be able to make a stockholder proposal or director nomination at next year’s annual meeting.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

➢	For the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only “For” or “Withhold” votes will affect the outcome.

➢	To be approved, Proposal No. 2, the ratification of Ernst & Young LLP as Tercica’s independent registered public accounting firm for the fiscal year ending December 31, 2005, must receive a “For” vote from the majority of the shares represented and voting either in person or by proxy at the Annual Meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 31,578,517 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chairman of the meeting or a majority of the votes represented at the meeting either in person or by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in Tercica’s quarterly report on Form 10-Q for the second quarter of 2005.

PROPOSAL 1

ELECTION OF DIRECTORS

Tercica’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by a majority of the remaining directors then in office (or by a sole remaining director). A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. This includes vacancies created by an increase in the number of directors.

The Board of Directors presently has nine members. There are three directors in the class whose term of office expires in 2005 and who are standing for reelection—Ross G. Clark, Olle Isaksson and David L. Mahoney. Each of Dr. Clark, Dr. Isaksson and Mr. Mahoney were recommended for reelection to Tercica’s Board of Directors by the Corporate Governance and Nominating Committee of Tercica’s Board of Directors. Each of the nominees listed below is currently a director of Tercica who was previously appointed by the Board of Directors prior to Tercica’s initial public offering in March 2004, except for Mr. Mahoney, who was appointed by the Board of Directors in October 2004. Mr. Mahoney was recommended for election to Tercica’s Board of Directors by Tercica’s Corporate Governance and Nominating Committee and Tercica’s Chief Executive Officer. If elected at the Annual Meeting, each of these nominees would serve until the 2008 Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or until the director’s death, resignation or removal. Tercica does not have a formal policy regarding its directors attendance at the Annual Meeting, but Tercica is encouraging its directors to attend the Annual Meeting. This is Tercica’s first annual meeting of stockholders since Tercica became a publicly traded company in March 2004.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2008 Annual Meeting

Ross G. Clark, Ph.D.

Dr. Ross G. Clark, age 54, has served as Tercica’s Chief Technical Officer since May 2002 and as a member of Tercica’s Board of Directors since December 2001. From December 2001 to August 2003, Dr. Clark served as Chairman of Tercica’s Board of Directors. From December 2001 to February 2002, Dr. Clark served as Tercica’s Chief Executive Officer and President. Dr. Clark founded Tercica Limited, Tercica’s predecessor company in New Zealand, in September 2000. Since September 1997, Dr. Clark has served as Professor of Endocrinology at the University of Auckland. From October 1997 to January 2000, Dr. Clark served as Chief Scientist for NeuronZ Limited, a New Zealand biotechnology company. In July 1999, Dr. Clark served as a board member of ViaLactia Biosciences (NZ) Ltd, a biotechnology subsidiary of the New Zealand Dairy Board. From 1990 to 1997, Dr. Clark served as a senior scientist for Genentech, Inc., a biotechnology company. Dr. Clark received his B.Sc., Dip.Sci. and Ph.D. degrees in veterinary physiology from Massey University, New Zealand.

Olle Isaksson, M.D., Ph.D.

Dr. Olle Isaksson, age 62, has served as a member of Tercica’s Board of Directors since December 2001. Dr. Isaksson has served as Chairman and Chief Physician, Department of Internal Medicine since October 1997 and a professor of endocrinology since October 1989 at Sahlgrenska University Hospital in Gôteborg, Sweden. Dr. Isaksson currently serves on the board of directors for CAPIO AB, a public health care services company, as well as Havsfrun AB, an investment company. Dr. Isaksson received his Ph.D. degree in physiology and M.D. from the University of Gôteborg.

David L. Mahoney

Mr. David L. Mahoney, age 50, has served as a member of Tercica’s Board of Directors since October 2004. Mr. Mahoney served as co-Chief Executive Officer of McKesson HBOC, Inc., a supply, information and care management products and services company, and Chief Executive Officer of iMcKesson LLC, a healthcare information and connectivity company, from July 1999 to February 2001. He joined McKesson Corporation in 1990 as Vice President for Strategic Planning. From 1981 to 1990, Mr. Mahoney was a principal with McKinsey & Company, a management consultant company. Mr. Mahoney also serves on the Board of Directors of Corcept Therapeutics, a pharmaceutical company, and Symantec Corporation, an information and security software and applications company. Mr. Mahoney has a B.A. degree in English from Princeton University and an M.B.A from Harvard University.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2006 Annual Meeting

Alexander Barkas, Ph.D.

Dr. Alexander Barkas, age 57, has served as Chairman of Tercica’s Board of Directors since August 2003 and has served as a member of Tercica’s Board of Directors since May 2002. Since June 1997, Dr. Barkas has served as a managing member of Prospect Management Co., LLC, a venture capital management company. From 1991 to 1997, he was a partner at Kleiner Perkins Caufield & Byers, a venture capital management company. From 1994 to 1995, he served as Chairman of the board of directors of Connetics Corporation, a pharmaceutical company. From 1993 to 1994, Dr. Barkas also served as Chief Executive Officer and President of Connetics Corporation. Dr. Barkas served as Chief Executive Officer of Geron Corporation, a biotechnology company, from 1992 to 1993 and has been Geron Corporation’s Chairman of the board of directors since 1993. From 1989 to 1991, Dr. Barkas was a founder and served as the Chief Executive Officer of BioBridge Associates, a health care consulting firm. He currently serves as a director for Connetics Corporation and Geron Corporation. Dr. Barkas received his B.A. degree in biology from Brandeis University and his Ph.D. in biology from New York University.

Dennis Henner, Ph.D.

Dr. Dennis Henner, age 53, has served as a member of Tercica’s Board of Directors since May 2002. Since October 2001, Dr. Henner has been a general partner at MPM Capital L.P., a venture capital management company. From May 2001 to October 2001, Dr. Henner was a venture partner at MPM Capital L.P. From May 1998 to February 2001, he served as Senior Vice President of Research and a member of the executive, product review and research development committees for Genentech, Inc., a biotechnology company. From April 1996 to May 1998, Dr. Henner served as Vice President of Research for Genentech, Inc. Dr. Henner is currently a director of Rigel Pharmaceuticals, Inc., a biotechnology company. He received his B.A. degree in life sciences and his Ph.D. in microbiology from the University of Virginia.

Mark Leschly

Mr. Mark Leschly, age 36, has served as a member of Tercica’s Board of Directors since July 2003. Since July 1999, Mr. Leschly has been a managing partner with Rho Capital Partners, Inc., an investment and venture capital management company. From 1994 to July 1999, Mr. Leschly was an associate and then a general partner of Healthcare Ventures L.L.C., a venture capital management company. From 1991 to 1993, Mr. Leschly served as a consultant for McKinsey & Company, a management consulting company. Mr. Leschly is currently a director of Diversa Corporation, a biotechnology company, Senomyx, Inc., a biotechnology company, and NitroMed, Inc., a biotechnology company. He received his B.A. degree in history from Harvard University and his M.B.A. from the Stanford Graduate School of Business.

Directors Continuing in Office Until the 2007 Annual Meeting

John A. Scarlett, M.D.

Dr. John A. Scarlett, age 54, has served as Tercica’s President and Chief Executive Officer and as a member of Tercica’s Board of Directors since February 2002. From March 1993 to May 2001, Dr. Scarlett served as President and Chief Executive Officer of Sensus Drug Development Corporation, a development stage pharmaceutical company. In 1995, he co-founded Covance Biotechnology Services, Inc., a biotechnology contract manufacturing company, and served as a member of its board of directors from inception to 2000. From 1991 to 1993, Dr. Scarlett headed the North American Clinical Development Center and served as Senior Vice President of Medical and Scientific Affairs at Novo Nordisk Pharmaceuticals, Inc., a wholly owned subsidiary of Novo Nordisk A/S, a pharmaceutical company. From 1985 to 1990, Dr. Scarlett served as Vice President, Clinical Affairs and headed the clinical development group at Greenwich Pharmaceuticals, Inc., a pharmaceutical company. From 1982 to 1985, Dr. Scarlett served as Associate Director and, subsequently, as Director, of Medical Research and Services at Ortho-McNeil Pharmaceuticals, a wholly owned subsidiary of Johnson & Johnson. Dr. Scarlett received his B.A. degree in chemistry from Earlham College and his M.D. from the University of Chicago, Pritzker School of Medicine.

Karin Eastham

Ms. Karin Eastham, age 55, has served as a member of Tercica’s Board of Directors since December 2003. Since May 2004, Ms. Eastham has been Executive Vice President and Chief Operating Officer of The Burnham Institute, Inc., a not for profit research institute. From May 1999 to May 2004, Ms. Eastham was Senior Vice President, Finance, Chief Financial Officer, and Secretary of Diversa Corporation, a publicly-held genomic technology company. From April 1997 to April 1999, Ms. Eastham served as Vice President, Finance and Administration and Chief Financial Officer of CombiChem, Inc., a computational chemistry company. From October 1992 to April 1997, Ms. Eastham served as Vice President, Finance and Administration and Chief Financial Officer of Cytel Corporation, a biopharmaceutical company. She currently serves as a director of Illumina Inc., a biotechnology company. Ms. Eastham received her B.S. degree and her M.B.A. from Indiana University. Ms. Eastham is a Certified Public Accountant.

Thomas G. Wiggans

Mr. Thomas G. Wiggans, age 53, has served as a member of Tercica’s Board of Directors since April 2005. Since July 1994, Mr. Wiggans has served as Chief Executive Officer and as a director of Connetics Corporation, a pharmaceutical company. From July 1994 to February 2005, Mr. Wiggans served as President of Connetics. From February 1992 to April 1994, Mr. Wiggans served as President and Chief Operating Officer of Cyto Therapeutics, a biotechnology company. From 1980 to February 1992, Mr. Wiggans served in various positions at Ares-Serono Group, a pharmaceutical company, including President of its U.S. pharmaceutical operations and Managing Director of its U.K. pharmaceutical operations. From 1976 to 1980 he held various sales and marketing positions with Eli Lilly & Co., a pharmaceutical company. He is currently a director of the Biotechnology Industry Organization (BIO), and a member of its Executive Committee, and its Emerging Company Section. He is also Chairman of the Biotechnology Institute, a non-profit educational organization, and a member of the Board of Overseers of the Hoover Institution at Stanford University. Mr. Wiggans also serves as a director of Abgenix Corporation and Onyx Pharmaceuticals, Inc. Mr. Wiggans received his B.S. in Pharmacy from the University of Kansas and his M.B.A. from Southern Methodist University.

Independence of the Board of Directors

The Nasdaq Stock Market (“Nasdaq”) listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board of directors. After review of all relevant transactions or relationships between each director, or any of his or her family members, and Tercica, its senior management and its independent auditors, the Board has affirmatively determined that all of Tercica’s directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Dr. Scarlett, Tercica’s President and Chief Executive Officer, and Dr. Clark, Tercica’s Chief Technical Officer.

Information Regarding the Board of Directors and its Committees

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. The following table provides membership and meeting information for fiscal 2004 for each of the Board committees:

Name	Audit		Compensation		Governance and Nominating
Alexander Barkas, Ph.D. (1)	X				X	*
Karin Eastham	X	*
Dennis Henner, Ph.D.			X	*
Wayne Hockmeyer, Ph.D. (2)	X		X
Olle Isaksson, M.D., Ph.D.					X
Mark Leschly			X		X
David L. Mahoney (3)	X
Total meetings in fiscal year 2004	8		5		4

*	Committee Chairperson.

(1)	Dr. Barkas served on the Audit Committee until November 2004.

(2)	Dr. Hockmeyer resigned from the Board of Directors effective April 13, 2005. In connection with Dr. Hockmeyer’s resignation, Mr. Leschly was appointed to the Audit Committee, and Mr. Wiggans was appointed to the Compensation Committee.

(3)	Mr. Mahoney joined the Audit Committee in October 2004.

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Tercica.

Audit Committee

The Audit Committee of the Board of Directors oversees Tercica’s corporate accounting and financial reporting processes and audits of Tercica’s financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee appoints, retains and determines the compensation for, Tercica’s independent registered public accounting firm; reviews and approves the retention of Tercica’s independent registered public accounting firm to perform any proposed permissible non-audit services; oversees and monitors (a) the integrity of Tercica’s financial statements, (b) Tercica’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters, (c) the qualifications, independence and performance of Tercica’s independent registered public accounting firm, and (d) Tercica’s internal accounting and financial controls; provides the Board with the results of its monitoring and recommendations, as well as additional information and materials as it deems necessary to make the Board aware of significant financial matters that require the attention of the Board; oversees compliance with Tercica’s Code of Business Conduct and Ethics for Tercica’s directors, officers and other employees relating to matters of internal accounting controls, disclosure controls or auditing matters; confers with management and Tercica’s independent registered public accounting firm regarding the effectiveness of Tercica’s internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by Tercica regarding accounting, internal accounting controls or auditing matters and procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review Tercica’s annual audited financial statements and quarterly unaudited financial statements with management and Tercica’s independent registered public accounting firm, including reviewing Tercica’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Three directors currently comprise the Audit Committee: Ms. Eastham, Mr. Leschly and Mr. Mahoney. The Audit Committee met eight times during the last fiscal year. The Board of Directors has adopted a written Audit Committee Charter that is attached as Appendix A to these proxy materials.

The Board of Directors has reviewed the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of Tercica’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has also determined that Ms. Eastham qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

Compensation Committee

The Compensation Committee of the Board of Directors approves and evaluates the overall compensation plans, policies and programs for Tercica. The Compensation Committee reviews and makes recommendations to the Board regarding general compensation goals and guidelines for employees and the criteria by which bonuses to employees are determined; reviews and recommends to the Board for approval, and reviews and approves for Tercica’s other executive officers, (a) annual base salary, (b) annual incentive bonus, including the specific goals and amount, (c) equity compensation, (d) employment agreements, severance arrangements, and change in control agreements and provisions, and (e) any other benefits, compensations, compensation policies or arrangements; reviews and makes recommendations to the Board regarding the compensation policy for such other officers as directed by the Board; and administers Tercica’s current benefit plans and makes recommendations to the Board with respect to amendments to the plans, changes in the number of shares reserved for issuance thereunder and regarding other plans proposed for adoption. Three directors currently comprise the Compensation Committee: Dr. Henner, Mr. Leschly and Mr. Wiggans. All members of Tercica’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met five times during the last fiscal year.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of the Board of Directors is responsible for reviewing Board structure, composition and practices, and making recommendations on these matters to the Board; reviewing, soliciting and making recommendations to the Board and stockholders with respect to candidates for election to the Board; overseeing compliance with Tercica’s Code of Business Conduct and Ethics for Tercica’s directors, officers and other employees relating to matters other than internal accounting controls, disclosure controls or auditing matters; overseeing and monitoring Tercica’s compliance with legal and regulatory requirements, except as compliance relates to financial statements or accounting matters; and reviewing with management any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues with respect to all matters other than with respect to the Tercica’s financial statements or accounting policies. The Board of Directors has adopted a written Corporate Governance and Nominating Committee Charter that is attached as Appendix B to these proxy materials. Three directors currently comprise the Corporate Governance and Nominating Committee: Dr. Barkas, Dr. Isaksson and Mr. Leschly. All members of the Corporate Governance and Nominating Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Corporate Governance and Nominating Committee met four times during the last fiscal year.

The Corporate Governance and Nominating Committee is responsible for the recruitment of new Board members. Invitations to join the Board are extended by the Chairman of the Board on behalf of the entire Board. With respect to Board qualifications, the Corporate Governance and Nominating Committee takes into consideration: applicable laws and regulations (including those of Nasdaq), skills, experience, integrity, ability to make independent analytical inquiries, understanding of Tercica’s business and business environment, willingness to devote adequate time and effort to Board responsibilities, diversity, age and other relevant factors that vary depending on the specific needs of the Board at any particular time. The Corporate Governance and Nominating Committee reviews candidates for director in the context of the then-current composition, skills and expertise of the Board, the operating requirements of Tercica and the interests of stockholders. In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance and Nominating Committee discusses such directors and makes a recommendation to the Board regarding their being nominated for election to the Board. In the case of new director candidates, the Corporate Governance and Nominating Committee determines whether nominees must be independent for Nasdaq purposes, based upon Nasdaq listing standards and applicable SEC rules and regulations. The Corporate Governance and Nominating Committee then identifies potential candidates, for which purpose it may, if it deems appropriate, engage a professional search firm. To date, Tercica has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. The Corporate Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the functions and needs of the Board. The Corporate Governance and Nominating Committee meets to discuss and consider such candidates qualifications. The Committee, Chief Executive Officer and Chairman then interview candidates that the Corporate Governance and Nominating Committee believes have the requisite background, before recommending a nominee to the Board, which will vote on the nominee.

The Corporate Governance and Nominating Committee will consider, but not necessarily recommend to the Board, director candidates recommended by stockholders. The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Corporate Governance and Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation by certified mail only, c/o the Chairman or Secretary, at the following address: Tercica, Inc., 651 Gateway Boulevard, Suite 950, South San Francisco, CA 94080, or after July 10, 2005, to 2000 Sierra Point Parkway, Brisbane, CA 94005. After Tercica’s 2005 Annual Meeting of Stockholders, the recommendations must be delivered no sooner than 120 and no later than 90 days prior to the anniversary date of the mailing of the Tercica’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of Tercica’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Corporate Governance and Nominating Committee has not received a timely director nominee from a stockholder or stockholders holding more than 5% of Tercica’s voting stock.

Meetings of the Board of Directors

The Board of Directors met ten times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Stockholder Communications With the Board of Directors

Tercica’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders may send written communications to the Board or any of the directors, by certified mail only, c/o Chairman or Secretary, Tercica, Inc., 651 Gateway Boulevard, Suite 950, South San Francisco, CA 94080 or, after July 10, 2005, to 2000 Sierra Point Parkway, Brisbane, CA 94005. All such written communications will be compiled by the Chairman or Secretary of Tercica and submitted to the full Board, or the individual directors, as the case may be, within a reasonably timely period.

Code of Business Conduct and Ethics

Tercica’s Code of Business Conduct and Ethics (which includes code of ethics provisions applicable to Tercica’s directors, principal executive officer and principal financial officer) is available in the Tercica Overview section of Tercica’s website at http://www.tercica.com/company/overview.html. Tercica intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics by posting such information on its website at the address and the location specified above. Copies of Tercica’s Code of Business Conduct and Ethics are also available without charge by contacting Tercica’s Investor Relations department at (650) 624-4977.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

From January 2004 to October 2004, the Audit Committee of the Board of Directors was comprised of Drs. Barkas and Hockmeyer and Ms. Eastham, with Mr. Mahoney joining in October 2004. In November 2004, Dr. Barkas resigned from the Audit Committee. For the remainder of the fiscal year ended December 31, 2004, the Audit Committee was comprised of Dr. Hockmeyer, Ms. Eastham and Mr. Mahoney. The Audit Committee is currently comprised of Ms. Eastham, Mr. Leschly and Mr. Mahoney. All members of Tercica’s Audit Committee are independent (as independence is defined in Rules 4200(a)(15) and 4350(d) of the Nasdaq listing standards). The Audit Committee is governed by a written Audit Committee Charter adopted by the Board of Directors.

The Audit Committee oversees Tercica’s corporate accounting and financial reporting processes on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in Tercica’s 2004 Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee is responsible for reviewing, approving and managing the engagement of Tercica’s independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefor, and all other matters the Audit Committee deems appropriate, including the independent registered public accounting firm’s accountability to the Board and the Audit Committee. The Audit Committee reviewed with Tercica’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of Tercica’s accounting principles and such other matters as are required to be discussed with the Audit Committee by SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380). In addition, the Audit Committee has discussed with Tercica’s independent registered public accounting firm its independence from management and Tercica, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services with the independence of Tercica’s independent registered public accounting firm.

The Audit Committee discussed with Tercica’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluation of Tercica’s internal control over financial reporting, and the overall quality of Tercica’s financial reporting. The Audit Committee held eight meetings during the fiscal year ended December 31, 2004.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in Tercica’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee has also retained, subject to stockholder ratification described in Proposal 2, Ernst & Young LLP as Tercica’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

AUDIT COMMITTEE

Karin Eastham, Chair

Mark Leschly

David L. Mahoney

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Tercica under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as Tercica’s independent registered public accounting firm for the fiscal year ending December 31, 2005, and the Board has directed management to submit the selection of Ernst & Young LLP as Tercica’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited Tercica’s financial statements since its inception in 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither Tercica’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as Tercica’s independent registered public accounting firm. However, the Board, on behalf of the Audit Committee, is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Tercica and its stockholders.

The affirmative vote of the holders of a majority of the shares represented and voting either in person or by proxy will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to Tercica for the fiscal years ended December 31, 2004 and 2003, by Ernst & Young LLP, Tercica’s independent registered public accounting firm:

	Fiscal Year Ended December 31,
	2004	2003
Audit Fees (1)	$403,000	$635,000
Audit-Related Fees (2)	—	16,000
Tax Fees (3)	13,000	12,000
All Other Fees (4)	19,000	—

Total Fees	$435,000	$663,000

(1) Audit Fees. Consists of fees billed for professional services rendered for the audit of Tercica’s financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with regulatory filings or engagements. 2003 audit fees also include fees for the audit of Tercica’s financial statements for the period ended March 31, 2001 included in Tercica’s registration statement on Form S-1 in connection with Tercica’s initial public offering.

(2) Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Tercica’s financial statements and are not reported under “Audit Fees.” During fiscal 2003, these services included research and consultations concerning financial accounting and reporting standards. There were no audit-related fees billed to Tercica for services rendered during fiscal 2004.

(3) Tax Fees. Consists of fees billed for professional services for federal and state tax compliance, tax planning and tax advice, which consists of technical tax consulting. During fiscal 2003, these services included federal and state tax compliance and tax planning. During fiscal 2004, these services included federal and state tax compliance, tax planning and tax advice.

(4) All Other Fees. Consists of fees for products and services other than the services described above. During fiscal 2003, Ernst & Young LLP did not provide any such products or services to Tercica. During fiscal 2004, these fees related to a special project concerning an audit of a portion of the 2004 expenses incurred by Tercica’s contract manufacturer.

Because Tercica’s initial public offering occurred on March 17, 2004, Tercica’s Audit Committee was not required to, and did not pre-approve, all of the fees described above in 2003. After the commencement of Tercica’s initial public offering, Tercica’s Audit Committee began pre-approving all audit and permissible non-audit services by Ernst & Young LLP and has pre-approved all new services since that time.

Pre-Approval Policies and Procedures

Tercica’s Audit Committee, or an Audit Committee member designated by the Audit Committee, pre-approves all audit and permissible non-audit services provided by Ernst & Young LLP, Tercica’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engaging Ernst & Young LLP to render an audit or permissible non-audit service, the Audit Committee, or an Audit Committee member designated by the Audit Committee, specifically approves the engagement of Ernst & Young LLP to render that service. If an Audit Committee member is designated by the Audit Committee to pre-approve any services, the Audit Committee is advised at its next scheduled meeting of any services pre-approved by that member. Accordingly, Tercica does not engage Ernst & Young LLP to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by Tercica’s Audit Committee, or an Audit Committee member designated by the Audit Committee, in advance.

Tercica’s Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Tercica’s common stock as of April 15, 2005 by: (i) each director and nominee for director; (ii) each of Tercica’s executive officers; (iii) all executive officers and directors of Tercica as a group; and (iv) each person or group of affiliated persons known by Tercica to be the beneficial owner of more than five percent of its common stock.

	Beneficial Ownership(1)
	Shares	Percent of Total
5% Stockholders:
MPM Capital L.P. (2)	7,062,494	22.4%
Prospect Management Co. II, LLC (3)	3,818,054	12.1%
MedImmune, Inc. (4)	3,007,500	9.5%
Rho Ventures (5)	2,991,998	9.5%

Directors and Executive Officers:
John A. Scarlett, M.D. (6)	1,060,904	3.4%
Ross G. Clark, Ph.D. (7)	670,729	2.1%
Christopher E. Rivera (8)	130,000	*
Thomas H. Silberg (9)	400,000	1.3%
Timothy P. Lynch (10)	317,102	1.0%
Stephen N. Rosenfield (11)	200,000	*
Thorsten von Stein, Ph.D. (12)	110,000	*
Andrew Grethlein, Ph.D. (13)	151,435	*
Michael Parker (14)	125,588	*
Alexander Barkas, Ph.D. (15)	3,854,304	12.2%
Karin Eastham (16)	22,500	*
Dennis Henner, Ph.D. (17)	7,084,994	22.4%
Olle Isaksson, M.D., Ph.D. (18)	230,261	*
Mark Leschly (19)	3,014,498	9.5%
David L. Mahoney (20)	22,500	*
Thomas Wiggans (21)	22,500	*
All directors and executive officers as a group (16 persons) (22)	17,417,315	55.2%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Tercica believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 31,578,517 shares outstanding on April 15, 2005, adjusted as required by rules promulgated by the Securities and Exchange Commission.

(2)	Includes 5,877,051 shares held by MPM BioVentures III-QP, L.P., 496,634 shares held by MPM BioVentures III GmbH & Co. Beteiligungs KG, 395,146 shares held by MPM BioVentures III, L.P., 116,113 shares held by MPM Asset Management Investors 2002 BVIII LLC and 177,550 shares held by MPM BioVentures III Parallel Fund, L.P. Dr. Henner, one of Tercica’s directors, is a general partner at MPM Capital L.P., the management company affiliated with the stockholders listed above, and holds voting and dispositive power for the shares held of record by the stockholders listed above. Dr. Henner disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. The address for MPM Capital L.P. is 111 Huntington Avenue, 31st floor Boston, MA 02199.

(3)	Includes 3,760,784 shares held by Prospect Venture Partners II L.P. and 57,270 shares held by Prospect Associates II, L.P. Dr. Barkas, one of Tercica’s directors, is a managing member of Prospect Management Co. II LLC, the management company affiliated with the stockholders listed above, and holds voting and dispositive power for the shares held of record by the stockholders listed above. The address for Prospect Management Co. II, LLC is 435 Tasso Street, Suite 200, Palo Alto, California 94301.

(4)	Consists of 3,000,000 shares held by MedImmune Ventures, Inc., a wholly-owned venture capital subsidiary of MedImmune, Inc., and an option issued to MedImmune Ventures, Inc. to purchase 7,500 shares of common stock, which are fully vested as of April 15, 2005. Wayne T. Hockmeyer is the president of MedImmune Ventures, Inc. and is on an investment committee that holds voting and dispositive power over these shares owned by MedImmune Ventures, Inc. Dr. Hockmeyer resigned from Tercica’s Board of Directors effective April 13, 2005. Dr. Hockmeyer disclaims beneficial ownership of these shares. The address for MedImmune, Inc. is One MedImmune Way, Gaithersburg, Maryland 20878.

(5)	Includes 727,594 shares held by Rho Management Trust I, 333,935 shares held by Rho Ventures IV, L.P., 786,168 shares held by Rho Ventures IV (QP), L.P. and 819,301 shares held by Rho Ventures IV GmbH & Co. Beteiligungs KG. These stockholders are affiliated with the management company, Rho Capital Partners, Inc., the management company for Rho Ventures. Mark Leschly, one of Tercica’s directors, is a managing member of the general partner of Rho Ventures IV, L.P. and Rho Ventures IV (QP), L.P., a managing director of the general partner of Rho Ventures IV GmbH & Co. Beteiligungs KG and a managing partner of the investment advisor to Rho Management Trust I. Mr. Leschly disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address of Rho Capital Partners, Inc. is Carnegie Hall Tower, 152 West 57th Street, 23rd Floor, New York, NY 10019.

(6)	Includes 602,352 shares purchased pursuant to early exercised options, of which 176,109 shares are subject to Tercica’s right of repurchase within 60 days of April 15, 2005 and options to purchase 150,000 shares of common stock may be exercised pursuant to an early exercise agreement, all of which will be unvested and subject to Tercica’s right of repurchase within 60 days of April 15, 2005. Also includes 153,651 shares of common stock held by The John A. Scarlett 1999 Trust U/A dtd November 26, 1999, 15,576 shares of which are subject to Tercica’s right of repurchase within 60 days of April 15, 2005, and 154,901 shares of common stock held by The Susan E. Scarlett 1999 Trust U/A dtd November 26, 1999, 15,577 shares of which are subject to Tercica’s right of repurchase within 60 days of April 15, 2005.

(7)	Includes 556,392 shares held by Boat Harbour Ltd., 1,490 shares acquired through Tercica’s 2004 Employee Stock Purchase Plan and options to purchase 112,847 shares of common stock that may be exercised pursuant to early exercise agreements, of which 76,649 shares will be unvested and subject to Tercica’s right of repurchase within 60 days of April 15, 2005.

(8)	Represents an option to purchase 130,000 shares of common stock that may be exercised pursuant to an early exercise agreement. All of these shares will be unvested and subject to Tercica’s right of repurchase within 60 days of April 15, 2005.

(9)	Represents an option to purchase 400,000 shares of common stock that may be exercised pursuant to early exercise agreements. 318,751 of these shares will be unvested and subject to Tercica’s right of repurchase within 60 days of April 15, 2005.

(10)	Includes 265,591 shares purchased pursuant to early exercised options, of which 106,759 shares are subject to Tercica’s right of repurchase within 60 days of April 15, 2005, 1,511 shares acquired through Tercica’s 2004 Employee Stock Purchase Plan and options to purchase 50,000 shares of common stock that may be exercised pursuant to an early exercise agreement, all of which will be unvested and subject to Tercica’s right of repurchase within 60 days of April 15, 2005.

(11)	Represents an option to purchase 200,000 shares of common stock that may be exercised pursuant to early exercise agreements. All of these shares will be unvested and subject to Tercica’s right of repurchase within 60 days of April 15, 2005.

(12)	Represents an option to purchase 110,000 shares of common stock that may be exercised pursuant to an early exercise agreement. All of these shares will be unvested and subject to Tercica’s right of repurchase within 60 days of April 15, 2005.

(13)	Includes 1,435 shares acquired through Tercica’s 2004 Employee Stock Purchase Plan and options to purchase 150,000 shares of common stock that may be exercised pursuant to early exercise agreements, of which 98,699 shares will be unvested and subject to Tercica’s right of repurchase within 60 days of April 15, 2005.

(14)	Includes 588 shares acquired through Tercica’s 2004 Employee Stock Purchase Plan and options to purchase 125,000 shares of common stock that may be exercised pursuant to early exercise agreements, of which 84,115 shares will be unvested and subject to Tercica’s right of repurchase within 60 days of April 15, 2005.

(15)	Represents options to purchase 36,250 shares of common stock that may be exercised pursuant to early exercise agreements, of which 22,500 will be unvested and subject to Tercica’s right of repurchase within 60 days of April 15, 2005 and the shares described in Note (3) above. Dr. Barkas disclaims beneficial ownership of the shares held by Prospect Management Co. II, LLC, except to the extent of his pecuniary interest therein.

(16)	Represents 10,000 shares purchased pursuant to early exercised options and remaining options to purchase 12,500 shares of common stock that may be exercised pursuant to an early exercise agreement, of which 15,000 shares will be unvested and subject to Tercica’s right of repurchase within 60 days of April 15, 2005.

(17)	Represents options to purchase 22,500 shares of common stock that may be exercised pursuant to an early exercise agreement, of which 15,000 shares will be unvested and subject to Tercica’s right of repurchase within 60 days of April 15, 2005 and the shares described in Note (2) above. Dr. Henner disclaims beneficial ownership of the shares held by MPM Capital L.P., except to the extent of his pecuniary interest therein.

(18)	Includes options to purchase 22,500 shares of common stock that may be exercised pursuant to an early exercise agreement, of which 15,000 shares will be unvested and subject to Tercica’s right of repurchase within 60 days of April 15, 2005.

(19)	Represents options to purchase 22,500 shares of common stock that may be exercised pursuant to an early exercise agreement, of which 15,000 shares will be unvested and subject to Tercica’s right of repurchase within 60 days of April 15, 2005 and the shares described in Note (5) above. Mark Leschly, one of Tercica’s directors, is a managing member of the general partner of Rho Ventures IV, L.P. and Rho Ventures IV (QP), L.P., a managing director of the general partner of Rho Ventures IV GmbH & Co. Beteiligungs KG and a managing partner of the investment advisor to Rho Management Trust I. Mr. Leschly disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(20)	Represents options to purchase 22,500 shares of common stock that may be exercised pursuant to an early exercise agreement. All of these shares will be unvested and subject to Tercica’s right of repurchase within 60 days of April 15, 2005.

(21)	Represents options to purchase 22,500 shares of common stock that may be exercised pursuant to an early exercise agreement. All of these shares will be unvested and subject to Tercica’s right of repurchase within 60 days of April 15, 2005.

(22)	Includes 877,943 shares purchased pursuant to early exercised options of which 290,902 shares are subject to Tercica’s right of repurchase within 60 days of April 15, 2005, 308,552 shares purchased pursuant to a restricted common stock purchase agreement, 31,153 shares of which are subject to Tercica’s right of repurchase within 60 days of April 15, 2005, and options to purchase 1,589,097 shares of common stock, of which 1,343,214 shares are subject to Tercica’s right of repurchase if such options are either exercised or early exercised pursuant to option agreements within 60 days of April 15, 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires Tercica’s directors and executive officers, and persons who own more than ten percent of a registered class of Tercica’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Tercica’s common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To Tercica’s knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to Tercica’s officers, directors and greater than ten percent beneficial owners were complied with; except that one report on Form 4, covering one transaction, was filed late by Thomas Silberg, and one report on Form 4, covering one transaction, was filed late by David Mahoney.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of Tercica’s equity compensation plans in effect as of December 31, 2004:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,628,875	$5.75	1,597,259	(1)
Equity compensation plans not approved by security holders	22,500	$4.00	—
Total	1,651,375	$5.72	1,597,259	(1)

(1)	Of these shares, 71,706 shares remained available for the grant of future rights under Tercica’s 2004 Employee Stock Purchase Plan as of December 31, 2004.

All of Tercica’s equity compensation plans and arrangements were approved by Tercica’s stockholders, with the exception of a single stock option granted to MedImmune Ventures, Inc. to purchase 22,500 shares of common stock at an exercise price of $4.00 per share, the fair market value of the stock as determined by Tercica’s Board of Directors on the date of grant. This stock option provided that it was to vest in three equal installments on each one-year anniversary date of the date of grant until all shares subject to the option are vested in full, subject to the continued status of Dr. Hockmeyer as a director. As of the effective date of Dr. Hockmeyer’s resignation from the Board in April 2005, 7,500 shares were vested, and the unvested portion of this stock option expired. This stock option was granted outside of Tercica’s stock option plans without the approval of Tercica’s security holders.

EXECUTIVE COMPENSATION

Compensation of Directors

Prior to Tercica’s initial public offering in March 2004, Tercica did not pay any cash compensation to its directors, except for Karin Eastham, to whom Tercica paid $1,875 prior to Tercica’s initial public offering. Each non-employee director of Tercica currently receives $15,000 per year, plus $2,000 for each meeting attended in person and $1,000 for each meeting attended by telephone. Tercica also pays the members, other than the chair, of each committee of the Board an additional $1,000 per meeting and the chair of each committee an additional $2,000 per meeting. In the fiscal year ended December 31, 2004, the total compensation paid to non-employee directors was $173,772. With regard to Dr. Hockmeyer’s services, this compensation was paid directly to MedImmune Ventures, Inc. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Tercica’s policy.

On January 8, 2004, Tercica granted to Dr. Barkas, Tercica’s Chairman of the Board, an option to purchase 33,750 shares of common stock, and each of Tercica’s other current non-employee directors, other than Dr. Hockmeyer whose option was issued to MedImmune Ventures, Inc., an option to purchase 22,500 shares of common stock. Each of these options vest in three equal installments on each one-year anniversary date of the date of grant until all shares subject to the option are vested in full, subject to the optionee’s continued status as a director or, in the case of MedImmune Ventures, Inc.’s grant, the continued status of Dr. Hockmeyer as a director. Each non-employee director of Tercica is also eligible to receive stock option grants under Tercica’s 2004 Stock Plan, which became effective on the day prior to the closing of Tercica’s initial public offering in March 2004. Under the 2004 Stock Plan, any new non-employee director joining Tercica’s Board will automatically receive an option to purchase 22,500 shares of common stock. In addition, non-employee directors, who have been directors for at least six months, will receive a subsequent annual stock option grant to purchase 11,250 shares, or 22,500 shares for a non-employee director who also is the Chairman of the Board, following each annual meeting of Tercica’s stockholders, commencing with the 2005 Annual Meeting of Stockholders. All options granted to non-employee directors under the automatic grant provisions of the 2004 Stock Plan have a term of ten years and an exercise price equal to fair market value on the date of grant. Each initial option becomes exercisable as to one-third of the shares subject to the option on each anniversary of the date of grant, provided the non-employee director remains a service provider on such dates. Each annual option grant becomes exercisable as to 100% of the shares subject to the option on the first anniversary of the date of grant, provided the non-employee director remains a service provider on such date. Under the 2004 Stock Plan, in the event of Tercica’s “change of control,” the successor corporation may assume or substitute an equivalent award for each outstanding option. If there is no assumption or substitution of outstanding options, the administrator will provide notice to the recipient that he or she has the right to exercise the option as to all of the shares subject to the award, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The award will terminate upon the expiration of the 15-day period. Under the 2004 Stock Plan, in the event a non-employee director is terminated on or following a change in control, other than pursuant to a voluntary resignation, his or her options will fully vest and become immediately exercisable.

Compensation of Executive Officers

The following table shows for the fiscal years ended December 31, 2002, 2003 and 2004, compensation awarded or paid to, or earned by, Tercica’s Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2004 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus*	Other Annual Compensation		Restricted Stock Awards		Securities Underlying Options	All Other Compensation(18)
John A. Scarlett, M.D. (1) President and Chief Executive Officer	2004 2003 2002	$305,000 280,000 247,085	$140,000 — —	$56,296 52,258 31,982	(2) (3) (4)	— — —	(5)	— 87,500 514,852	$420 136 —

Thomas H. Silberg (6) Chief Operating Officer	2004 2003 2002	218,590 — —	120,000 — —	63,743 — —	(7)	— — —		300,000 — —	245 — —

Timothy P. Lynch (8) Chief Financial Officer and Treasurer	2004 2003 2002	235,000 235,000 55,436	60,000 — —	4,011 3,155 —	(9) (10)	— — —		— 87,500 178,091	420 136 —

Ross G. Clark, Ph.D. (11) Chief Technical Officer	2004 2003 2002	225,000 225,000 134,835	60,000 — 21,120	12,372 17,530 18,775	(12) (13) (14)	— — —		— 37,500 25,347	420 136 —

Michael Parker (15) Vice President of Quality	2004 2003 2002	225,000 196,010 —	46,000 50,000 —	6,679 21,939 —	(16) (17)	— — —		— 75,000 —	420 136 —

(1)	In February 2002, Dr. Scarlett joined Tercica as its President and Chief Executive Officer and Dr. Scarlett’s annualized salary was $280,000. Dr. Scarlett’s annualized salary was increased to $330,000 effective July 2004.

(2)	Includes $24,000 related to housing, $11,395 related to travel incentives, $20,901 related to health and dental benefits.

(3)	Includes $21,600 related to housing, $12,676 related to travel incentives, $17,982 related to health and dental benefits.

(4)	Includes $14,700 related to housing, $8,883 related to travel incentives, $6,386 related to health and dental benefits, $1,210 related to relocation costs and $803 related to the payment of taxes for such relocation costs.

(5)	In February 2002, Dr. Scarlett purchased 328,158 shares of common stock at a purchase price of $0.00625 per share pursuant to his employment agreement. See “Employment Contracts, Termination of Employment and Change of Control Arrangements—John A. Scarlett, M.D.”

(6)	In April 2004, Mr. Silberg joined Tercica as its Chief Operating Officer. Mr. Silberg’s annualized salary for 2004 was $310,000. Mr. Silberg’s earned a bonus for 2004 of $70,000 and was paid a signing bonus of $50,000 in April 2004, which must be returned to Tercica, pro-rata, if Mr. Silberg is not employed by Tercica on October 19, 2005.

(7)	Includes $63,000 related to housing and $743 related to health and dental benefits.

(8)	In October 2002, Mr. Lynch joined Tercica as its Chief Financial Officer. Mr. Lynch’s annualized salary for 2004 was $235,000.

(9)	Represents health and dental benefits.

(10)	Includes $1,000 related to travel incentives and $2,155 related to health and dental benefits.

(11)	In May 2002, Dr. Clark joined Tercica from Tercica Limited, Tercica’s predecessor company in New Zealand, as Tercica’s Chief Technical Officer. Dr. Clark’s annualized salary for 2004 was $225,000. In January 2002, Dr. Clark received an additional $6,471 as salary from Tercica Limited.

(12)	Includes $5,585 related to travel incentives and $6,787 related to health and dental benefits.

(13)	Includes $9,005 related to travel incentives and $8,525 for health and dental benefits.

(14)	Includes $15,753 related to housing and $3,022 related to health and dental benefits.

(15)	In February 2003, Mr. Parker joined Tercica as its Vice President, Quality. Mr. Parker’s annualized salary for 2004 was $225,000. Mr. Parker received a signing bonus of $50,000 in February 2003, of which $25,000 must be returned to Tercica if Mr. Parker is not employed by Tercica on February 19, 2005.

(16)	Represents health and dental benefits.

(17)	Includes $16,000 related to travel incentives and $5,939 related to health and dental benefits.

(18)	Represents life insurance premiums.

*	2004 bonuses were paid in 2005 for 2004 performance.

Stock Option Grants And Exercises

The following tables show for the fiscal year ended December 31, 2004, certain information regarding options granted to, exercised by, and held at year end by, each of the Named Executive Officers:

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2004(2)	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5%	10%
John A. Scarlett, M.D.	—	—	—	—	—	—
Thomas H. Silberg (1)	300,000	23.4%	$11.19	4/28/2014	$2,111,199	$5,350,193
Timothy P. Lynch	—	—	—	—	—	—
Ross G. Clark, Ph.D.	—	—	—	—	—	—
Michael Parker	—	—	—	—	—	—

(1)	One-fourth of the shares subject to Mr. Silberg’s stock option vest one year after the vest date, and 1/48th of the remaining shares subject to Mr. Silberg’s stock option vest each month thereafter and may be early exercised by Mr. Silberg. The exercise price per share of Mr. Silberg’s stock option was equal to the closing price of Tercica’s common stock on the grant date. The exercise price may be paid in cash, in shares of Tercica’s common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.
(2)	The percentage shown under “Percent of Total Options Granted to Employees in 2004” is based on options to purchase an aggregate of 1,282,500 shares granted to Tercica’s employees during 2004. This number does not include options to purchase 24,000 shares granted to consultants during 2004.
(3)	The potential realizable value is calculated based on the ten-year term of the option at the time of grant, compounded annually. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. Appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent Tercica’s prediction of its stock price performance.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-The-Money Options at December 31, 2004(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John A. Scarlett, M.D.	—	—	—	—	$—	—
Thomas H. Silberg (1)	—	—	300,000	—	—	—
Timothy P. Lynch	—	—	—	—	—	—
Ross G. Clark, Ph.D. (1)	—	—	62,847	—	558,331	—
Michael Parker (1)	—	—	75,000	—	705,000	—

(1)	Stock option grants named in the table above may be exercised pursuant to an early exercise agreement.
(2)	Amounts presented under the caption “Value of Unexercised In-The-Money Options at December 31, 2004” are based on the closing price per share of Tercica’s common stock as of December 31, 2004 of $10.00 per share, less the exercise price payable for such shares, multiplied by the number of shares subject to the stock option, without taking into account any taxes that might be payable in connection with the transaction.

Employment Contracts, Termination of Employment and Change of Control Arrangements

John A. Scarlett, M.D.

In February 2002, Tercica entered into an employment agreement that was amended in May 2002 and February 2005, and a restricted common stock purchase agreement for the purchase of 328,158 shares of common stock, with John A. Scarlett, Tercica’s President and Chief Executive Officer. Pursuant to the agreement, Dr. Scarlett purchased 328,158 shares of common stock at a price of $0.00625 per share. Of the 328,158 shares of common stock purchased in February 2002, 186,904 shares were initially subject to vesting and a right of repurchase in favor of Tercica. On February 27, 2003, 46,726 shares were released from Tercica’s right of repurchase. With respect to the shares purchased in February 2002, Tercica’s right of repurchase lapses at the rate of 3,893 shares each month. In addition, pursuant to the amendment to Dr. Scarlett’s employment agreement, in June 2002, Dr. Scarlett was granted an option to purchase 514,852 shares of Tercica’s common stock, representing 5.078% of the total outstanding equity shares calculated on a fully diluted basis after taking into account the issuance of Tercica’s Series A preferred stock on the date of grant. Dr. Scarlett purchased these shares pursuant to a restricted stock purchase agreement in December 2002. With respect to the shares purchased in December 2002, Tercica’s right of repurchase lapsed as to 25% of the shares in May 2003 and lapses at the rate of 10,726 shares each month thereafter.

All of the shares of common stock purchased under Dr. Scarlett’s February 2002 restricted common stock purchase agreement and 25% of the shares purchased under his December 2002 restricted common stock purchase agreement, will immediately vest in the event Dr. Scarlett is terminated without cause or terminates his own employment for good reason, as these terms are defined in his employment agreement. In the event Dr. Scarlett is terminated without cause or terminates his own employment for good reason prior to a change of control or is terminated on or after 12 months following of a change of control, he will be entitled to 12 months salary, 12 months accelerated vesting on all of his options and equity grants, as well as reimbursement of all health care premiums for 12 months and Tercica’s right to repurchase shares of common stock purchased by Dr. Scarlett pursuant to the February 2002 restricted stock purchase agreement will lapse. In the event Dr. Scarlett is terminated without cause or terminates his own employment for good reason within 12 months following a change of control, he will be entitled to 24 months salary, fully accelerated vesting on all of his options and equity grants, as well as reimbursement of all health care premiums for 18 months, and Tercica’s right to repurchase shares of common stock purchased by Dr. Scarlett will lapse.

Thomas H. Silberg

In April 2004, Tercica entered into an employment agreement that was amended in February 2005 with Thomas H. Silberg, Tercica’s Chief Operating Officer, pursuant to which Mr. Silberg was granted an option to purchase 300,000 shares of Tercica’s common stock. These shares will vest 25% upon the one-year anniversary date of the date of grant and continue to vest at a rate of 6,250 shares a month thereafter. In the event Mr. Silberg is terminated without cause or terminates his own employment for good reason within 12 months after a change of control, he will be entitled to severance pay equal to 12 months salary and the vesting for all of the unvested stock option shares will be accelerated so as to vest as of the date of termination. In the event Mr. Silberg is terminated without cause at any time not within 12 months following a change of control, he will be entitled to a severance pay equal to six months salary. Mr. Silberg was provided a signing bonus of $50,000, which must be returned on a pro rata basis if he voluntarily resigns or is terminated for cause within 18 months after his start date. In addition, Tercica agreed to reimburse Mr. Silberg up to $25,000 for usual and customary moving expenses incurred in relocating to the San Francisco Bay Area. If Mr. Silberg voluntarily resigns or is terminated for cause within two years after his relocation to the San Francisco Bay Area, the reimbursement must be returned on a pro rata basis. Tercica also agreed to reimburse Mr. Silberg up to $75,000 for usual and customary costs associated with the sale of his house and/or the purchase of a home in the San Francisco Bay Area. If Mr. Silberg voluntarily resigns or is terminated with cause within two years of his start date, the reimbursement must be returned on a pro rata basis.

Timothy P. Lynch

In September 2002, Tercica entered into an employment agreement that was amended in February 2005 with Timothy P. Lynch, Tercica’s Chief Financial Officer and Treasurer, pursuant to which Mr. Lynch was granted an option to purchase 178,091 shares of common stock under Tercica’s 2002 Executive Stock Plan. Mr. Lynch purchased these shares pursuant to a restricted stock purchase agreement in December 2002. Tercica’s right of repurchase with respect to 25% of the shares lapsed in October 2003 and continues to lapse at the rate of 3,710 shares each month thereafter. In the event Mr. Lynch is terminated without cause or terminates his own employment for good reason within 12 months following a change of control, he will be entitled to severance pay equal to 24 months salary and full accelerated vesting for all his options, and Tercica’s repurchase right will lapse as to all of the shares then subject to Tercica’s repurchase right. In the event that Mr. Lynch is terminated without cause at any time not within 12 months of a change of control, he will be entitled to six months salary.

Ross G. Clark, Ph.D.

In May 2002, Tercica entered into an employment agreement that was amended in February 2005 with Ross G. Clark, Tercica’s Chief Technical Officer, pursuant to which Dr. Clark was granted an option to purchase 25,347 shares of Tercica’s common stock, representing 0.25% of Tercica’s total outstanding equity shares calculated on a fully diluted basis after taking into account the issuance of Tercica’s Series A preferred stock on the date of grant. These shares vested 25% upon the one-year anniversary date of the date of grant and continue to vest at a rate of shares a month thereafter. Under the employment agreement, in the event Dr. Clark is terminated without cause or terminates his own employment for good reason prior to a change of control, as these terms are defined in the agreement, or is terminated on or after 12 months following a change of control, he will be entitled to 12 months salary and 12 months accelerated vesting on all of his options and equity grants, as well as reimbursement of all health care premiums for 12 months. In the event Dr. Clark is terminated without cause or terminates his own employment for good reason within 12 months following a change of control, he will be entitled to 12 months salary and accelerated vesting on all of his options and equity grants, as well as reimbursement of all health care premiums for 18 months.

Michael Parker

In December 2002, Tercica entered into an employment agreement that was amended in February 2005 with Michael Parker, Tercica’s Vice President, Quality, pursuant to which Mr. Parker was granted an option to purchase 62,500 shares of Tercica’s common stock. These shares vested 25% upon the one-year anniversary date of the date of grant and continue to vest at a rate of 1,302 shares a month thereafter. In the event Mr. Parker is terminated without cause or terminates his own employment for good reason within 12 months following a change of control, he will be entitled to severance pay equal to six months salary and Tercica’s repurchase right will lapse as to 50% of the shares then subject to Tercica’s repurchase right. In the event that Mr. Parker is terminated without cause at any time not within 12 months of a change of control, he will be entitled to three months salary. In addition, Tercica agreed to provide Mr. Parker a signing bonus of $50,000, of which $25,000 must be returned to Tercica if Mr. Parker is not employed by Tercica on February 19, 2005.

Chris Rivera

In April 2005, Tercica entered into an employment agreement with Chris Rivera, Tercica’s Senior Vice President, Commercial Operations, pursuant to which Mr. Rivera was granted an option to purchase 130,000 shares of Tercica’s common stock. These shares will vest 25% upon the one-year anniversary date of the date of grant and continue to vest at a rate of 2,708 shares a month thereafter. In the event Mr. Rivera is terminated without cause or terminates his own employment for good reason within 12 months following a change of control, he will be entitled to severance pay equal to six months salary and Tercica’s repurchase right will lapse as to 50% of the shares then subject to Tercica’s repurchase right. In the event that Mr. Rivera is terminated without cause at any time not within 12 months of a change of control, he will be entitled to three months salary.

Stephen N. Rosenfield

In June 2004, Tercica entered into an employment agreement, that was amended in February 2005, with Stephen N. Rosenfield, Tercica’s Senior Vice President of Legal Affairs, General Counsel and Secretary. Mr. Rosenfield was granted an option to purchase 180,000 shares of Tercica’s common stock. These shares will vest 25% upon the one-year anniversary date of the date of grant and continue to vest at a rate of 3,750 shares a month thereafter. In the event Mr. Rosenfield is terminated without cause or terminates his own employment for good reason within 12 months following a change of control, he will be entitled to severance pay equal to 12 months salary and all of the unvested stock option shares will be accelerated so as to vest as of the date of termination. In the event that Mr. Rosenfield is terminated without cause at any time not within 12 months of a change in control, he will be entitled to six months salary.

Thorsten von Stein, Ph.D.

In December 2004, Tercica entered into an employment agreement with Thorsten von Stein, Ph.D., Tercica’s Chief Medical Officer. Dr. von Stein was granted an option to purchase 110,000 shares of Tercica’s common stock. In the event Dr. von Stein is terminated without cause or terminates his own employment for good reason within 12 months following a change of control, he will be entitled to severance pay equal to six months salary and 50% of the unvested stock option shares will be accelerated so as to vest as of the date of termination. In the event that Dr. von Stein is terminated without cause at any time not within 12 months of a change in control, he will be entitled to six months salary.

Andrew Grethlein

In March 2003, Tercica entered into an employment agreement with Andrew Grethlein, Tercica’s Vice President, Manufacturing. Dr. Grethlein was granted an option to purchase 87,500 shares of Tercica’s common stock. These shares vested 25% upon the one-year anniversary date of the date of grant and continue to vest at a rate of 1,823 shares a month thereafter. In the event Dr. Grethlein is terminated without cause or terminates his own employment for good reason within 12 months following a change of control, he will be entitled to severance pay equal to six months salary and 50% of the unvested stock option shares will be accelerated so as to vest as of the date of termination. In the event that Dr. Grethlein is terminated without cause at any time not within 12 months of a change in control, he will be entitled to three months salary.

Certain Relationships and Related Transactions

Stock Sales

Since January 1, 2004, the following executive officers, directors and 5% or more stockholders have purchased shares of common stock either from Tercica or in connection with Tercica’s underwritten public offerings in the amounts and as of the dates set forth below:

	Number of Shares	Purchase Price	Date of Purchase
5% Stockholders:
MPM Capital L.P. (1)	370,001	$3,330,009.00	03/17/04
Prospect Management Co. II, LLC (2)	555,555	4,999,995.00	03/17/04
MedImmune, Inc. (3)	2,000,000	16,000,000.00	02/11/05
Rho Ventures (4)	667,000	6,003,000.00	03/17/04
Rho Ventures (4)	325,000	2,600,000.00	02/11/05

Directors and Executive Officers:
Ross G. Clark, Ph.D.	490	3,748.50	05/17/04
	1,000	7,650.00	11/15/04
Timothy P. Lynch	511	3,909.15	05/17/04
	1,000	7,650.00	11/15/04
Andrew Grethlein, Ph.D.	435	3,327.75	05/17/04
	1,000	7,650.00	11/15/04
Michael Parker	147	1,124.55	05/17/04
	441	3,373.65	11/15/04
Karin Eastham	10,000	40,000.00	01/28/04

(1)	Includes shares held by entities affiliated with MPM Capital L.P. Dr. Henner, one of Tercica’s directors, is a general partner at MPM Capital L.P.

(2)	Includes shares held by entities affiliated with Prospect Management Co. II, LLC. Dr. Barkas, one of Tercica’s directors, is a managing member of Prospect Management Co. II, LLC.

(3)	Consists of shares held by MedImmune Ventures, Inc., a wholly owned venture capital subsidiary of MedImmune, Inc. Wayne T. Hockmeyer, one of Tercica’s former directors, is the president of MedImmune Ventures, Inc.

(4)	Includes shares held by entities affiliated with Rho Capital Partners, Inc. Mr. Leschly, one of Tercica’s directors, is a managing partner at Rho Capital Partners, Inc., the management company for Rho Ventures.

Investor Rights Agreement

Tercica, the prior holders of Tercica’s preferred stock and Drs. Scarlett, Clark and Isaksson have entered into an agreement pursuant to which these stockholders will be entitled to require Tercica to register their shares under the Securities Act, subject to limitations and restrictions, on two occasions. Also, if at anytime Tercica proposes to register any of its securities under the Securities Act of 1933, as amended, either for Tercica’s account or for the account of other securities holders, the holders of these shares will be entitled to notice of the registration and will be entitled to include, at Tercica’s expense, their shares of Tercica’s common stock in the registration. In addition, these stockholders may require Tercica, at Tercica’s expense and on not more than two occasions in any 12-month period, to file a registration statement on Form S-3 under the Securities Act of 1933, as amended, covering their shares of Tercica’s common stock when registration of Tercica’s shares under this form becomes possible. These rights terminate on the earlier of five years after the effective date of Tercica’s initial offering public offering in March 2004, or, with respect to an individual stockholder, when such holder is able to sell all his shares pursuant to Rule 144 under the Securities Act in any 90-day period. These registration rights are subject to conditions and limitations, including the right of underwriters to limit the number of shares of Tercica’s common stock included in the registration statement.

Employment Agreements

Tercica has entered into employment agreements with each of its executive officers. For more information regarding these agreements, see “Employment Contracts, Termination of Employment and Change of Control Arrangements.”

Director and Officer Indemnification

Tercica’s restated certificate of incorporation contains provisions limiting the liability of Tercica’s directors. Tercica’s bylaws provide that Tercica must indemnify its directors and officers and may indemnify Tercica’s other employees and agents to the fullest extent permitted by the Delaware General Corporation Law. Tercica’s bylaws also permit Tercica to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether Tercica’s bylaws would otherwise permit indemnification. Tercica has entered and expects to continue to enter into agreements to indemnify its directors, executive officers and other employees as determined by the Board of Directors. These agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. Tercica believes that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Tercica also maintain directors’ and officers’ liability insurance.

Compensation Committee Interlocks and Insider Participation

During 2004, Tercica’s Compensation Committee was comprised of Dr. Henner, Mr. Leschly and Dr. Hockmeyer, who resigned from Tercica’s Board of Directors in April 2005. As noted above, Tercica’s Compensation Committee is currently comprised of Dr. Henner, Mr. Leschly and Mr. Wiggans. No member of the Compensation Committee is or was formerly an officer or employee of Tercica. None of Tercica’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on Tercica’s Board or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

To: The Board of Directors

The Compensation Committee oversees Tercica’s overall compensation program for its employees and executive officers. In addition, the Committee evaluates the performance and recommends the compensation of the Chief Executive Officer to the Board of Directors. The Committee is comprised entirely of independent directors who are not officers or employees of Tercica.

Compensation Philosophy

During 2004, Tercica’s compensation program was designed to:

•	reward employees for Tercica’s overall performance and for individual performance with respect to goals, responsibilities and adherence to company values;

•	attract and retain individuals who are capable of leading Tercica in achieving its business objectives in an industry characterized by competitiveness, growth and a challenging business environment; and

•	provide substantial alignment of management’s interests with the long-term interests of stockholders.

The Committee believes that Tercica’s compensation program is consistent with the Committee’s policy of maximizing stockholder value over time.

Compensation Survey

In 2004, the Committee engaged the services of an independent compensation and benefits consulting company in order to conduct a survey and review of Tercica’s salary, bonus, stock incentive award and benefits history for executive officers, compared to a group of biotechnology and pharmaceutical companies of a size and complexity similar to that of Tercica. Based on the analysis, the consultant concluded that the levels of executive compensation provided during 2004 were generally competitive with the levels offered by the comparator companies surveyed, although in individual cases, certain individuals were above and certain individuals were below competitive norms.

Factors Affecting the Evaluation of Executive Performance

Executive officers are evaluated with respect to their achievement of their individual goals and responsibilities, adherence to Tercica’s values and the achievement of the annual company-wide goals set by the Board of Directors. For 2004, Tercica’s successful initial public offering (“IPO”) in March 2004 and progress made toward the filing Tercica’s new drug application (“NDA”) were assigned significant weight. Future compensation for executive officers will continue to be based in large part on Tercica’s ability to effectively develop and implement strategies and performance that enable Tercica to achieve its company-wide goals and enhance stockholder value.

Executive Officer Salaries

Salaries for executive officers are based principally on the Committee’s evaluation of individual job performance, an assessment of the salaries paid by similar companies to executive officers holding equivalent

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Tercica under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

positions, and, with respect to executive officers other than the Chief Executive Officer, recommendations made by the Chief Executive Officer. In setting salaries, the Committee neither bases its considerations on any single factor nor does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates individual performance against that mix both in absolute terms and in relation to other company executives. The 2004 salaries of the Named Executive Officers are shown in the “Salary” column of the Summary Compensation Table.

Executive Officer Bonuses

The Committee sets the annual compensation pool for bonuses for all employees, which is contingent upon performance against individual goals and responsibilities and against annual company-wide goals set by the Board of Directors. Executive bonuses in 2004 were primarily based on performance against individual goals and responsibilities, adherence to Tercica’s values and an assessment of the executive’s contribution to the achievement of Tercica’s 2004 goals, which included the successful completion of the IPO in March 2004 and progress toward the filing of Tercica’s NDA. The bonuses awarded to the Named Executive Officers for 2004 are shown in the “Bonus” column of the Summary Compensation Table, as is the signing bonus paid to Mr. Silberg in 2004.

Executive Officer Long-Term Incentive Compensation

Long-term incentive awards, such as stock options, are designed to ensure that incentive compensation is linked to the long-term performance of Tercica’s common stock. Tercica has provided long-term compensation to certain members of senior management under Tercica’s 2004 Stock Plan. The plan provides Tercica with the ability to periodically reward key employees, including executive officers, with options to purchase shares of Tercica’s common stock as well as other stock purchase rights. The size of the option grant is generally intended to reflect the executive officer’s position with Tercica and his or her individual job performance and contributions to Tercica’s annual goals. An executive officer’s equity ownership position in Tercica is also considered in determining the size of the option grant. The value of stock options is tied to the future performance of Tercica’s common stock and provides value to the recipient only when the price of Tercica’s common stock increases above the option grant price. Through option grants and other stock awards, executives receive significant equity incentives to build long-term stockholder value.

In 2004, no stock options were granted to the Named Executive Officers listed in the Summary Compensation Table, except for an option granted to Mr. Silberg for the purchase of 300,000 shares of Tercica’s common stock under Tercica’s 2004 Stock Plan, which was granted in connection with his joining Tercica in April 2004.

Additional long-term equity incentives are provided through Tercica’s 2004 Employee Stock Purchase Plan in which all eligible employees, including eligible executive officers of Tercica, may purchase stock of Tercica, subject to specified limits, at 85% of fair market value.

Compensation of the Chief Executive Officer

The Committee recommended Dr. Scarlett’s 2004 salary to the Board of Directors. In setting Dr. Scarlett’s base salary for 2004, the Committee and Board of Directors evaluated the same factors for establishing the salary levels of the executive officers generally, as well as Tercica’s 2004 financial and operating performance, and the performance of Tercica’s common stock. In addition, the Committee and Board of Directors considered the status of Dr. Scarlett as Tercica’s most senior officer, a review of the compensation for chief executive officers of comparable companies, and the important role he performed in achieving overall corporate goals. No particular weighting was assigned to any factor, although the Committee and the Board of Directors weighted Tercica’s successful IPO in March 2004 and progress made toward filing of the NDA more heavily.

The Board of Directors had set Dr. Scarlett’s base salary of $280,000, which continued into January 2004, and raised it to $330,000 effective July 1, 2004. In 2004, Tercica did not award any equity-based compensation to Dr. Scarlett because of his significant current levels of stock ownership. The bonus award recommended by the Committee for 2004 and set by the Board of Directors was $140,000, based primarily on the factors set forth above. Dr. Scarlett did not receive separate compensation for serving as a member of the Board of Directors.

Federal Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits Tercica to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

Section 162(m) and applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts adopted prior to the time a company becomes publicly held. As a result, the Committee believes that at the present time it is quite unlikely that the compensation paid to any executive officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the Committee has not yet established a policy for determining which forms of incentive compensation awarded to Tercica’s executive officers shall be designed to qualify as “performance-based compensation.” The Committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to comply with Code section 162(m) in the future to the extent consistent with Tercica’s best interests.

THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

Dennis Henner (Chairman)

Mark Leschly

Thomas Wiggans

PERFORMANCE MEASUREMENT COMPARISON(1)

The following graph shows the total stockholder return of an investment of $100 in cash on March 17, 2004, the date Tercica’s common stock first started trading on the Nasdaq National Market, for: (i) Tercica’s common stock, (ii) the Nasdaq Stock Market (U.S.) Index; and (iii) the Nasdaq Biotechnology Index. Pursuant to applicable SEC rules, all values are to assume reinvestment of the full amount of all dividends; however, no dividends have been declared on Tercica’s common stock to date. The stockholder return shown on the graph below is not necessarily indicative of future performance, and Tercica does not make or endorse any predictions as to future stockholder returns.

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Tercica under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Tercica stockholders will be “householding” Tercica’s proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or Tercica that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Investor Relations, Tercica Inc., 651 Gateway Boulevard, Suite 950, South San Francisco, California 94080 (after July 10, 2005, please direct your written request to: Investor Relations, Tercica Inc., 2000 Sierra Point Parkway, Brisbane, California 94005) or (3) contact Tercica’s Investor Relations department at (650) 624-4977. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, Tercica will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Stephen N. Rosenfield

Stephen N. Rosenfield

Secretary

April 29, 2005

A copy of Tercica’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2004 is available without charge upon written request to: Investor Relations, Tercica, Inc., 651 Gateway Boulevard, Suite 950, South San Francisco, California 94080. After July 10, 2005, please direct your written request to: Investor Relations, Tercica, Inc., 2000 Sierra Point Parkway, Brisbane, California 94005.

Appendix A

TERCICA, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

PURPOSES:

The purposes of the Audit Committee of the Board of Directors (the “Board”) of Tercica, Inc. (the “Company”) are to:

•	Monitor (i) the accounting and financial reporting processes of the Company, including the Company’s internal accounting and financial controls, (ii) the integrity of the Company’s financial statements, and (ii) the Company’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	Retain and oversee the independent auditors of the Company’s financial statements; and

•	Provide the Board with the results of its monitoring and recommendations derived therefrom, as well as such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the Board’s attention.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board. The Audit Committee will consist of at least three members of the Board. Members of the Audit Committee must meet the following criteria:

•	Each member will be an independent director, as defined in (i) NASD Marketplace Rule 4200(a)(15) and (ii) Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended; provided, that one non-employee director who is not independent under NASD Marketplace Rule 4200(a)(15) may serve on the Audit Committee if the Board has made the required determination under NASD Marketplace Rule 4350(d)(2)(B);

•	Each member will be able to read and understand fundamental financial statements, in accordance with NASD Marketplace Rule 4350(d)(2)(A)(iv); and

•	At least one member will qualify as a financial expert under NASD Marketplace Rule 4350(d)(2) and under Item 401(h) of Regulation S-K.

The Board will annually appoint the members of the Audit Committee and the Chair of the Audit Committee, immediately following the Company’s annual meeting of stockholders.

RESPONSIBILITIES:

The responsibilities of the Audit Committee will include the following:

•	Reviewing management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting as of the end of the most recent fiscal year and the independent auditors’ report on management’s assessment;

•	Reviewing before release the disclosure regarding the Company’s system of internal controls required to be contained in the Company’s periodic filings, and reviewing the attestations or reports by the auditors relating to such disclosure;

•	Appointing, compensating, retaining and overseeing the work of the auditors (including resolving disagreements between management and the auditors regarding financial reporting) for the purpose of issuing an audit report or performing other audit, review or attest services or related work;

•	Pre-approving (or designating a member to pre-approve) audit and non-audit services provided to the Company by the auditors and other public accounting firms (or subsequently approving non-audit services when subsequent approval is necessary and permissible);

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its auditors, including (i) reviewing the auditors’ qualifications, performance and independence, (ii) reviewing the auditor’s proposed audit scope and audit approach, (iii) discussing with the auditors the financial statements and audit findings, including any matters described in Statement of Accounting Standards (“SAS”) No. 61, and (iv) reviewing reports submitted to the Audit Committee by the auditors in accordance with the applicable requirements of the Securities and Exchange Commission (the “SEC”);

•	Reviewing and discussing with management and the auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q with the SEC;

•	Directing the auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Reviewing (or designating a member to review) before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Reviewing with management and the auditors (i) the Company’s significant accounting policies, (ii) the impact of changes in accounting policies and other financial reporting developments, whether voluntary or pursuant to regulatory or accounting initiatives, including the effect of alternative GAAP methods on the Company’s financial statements, (iii) any transactions as to which management obtained SAS No. 50 letters, (iv) the impact of off-balance sheet structures on the Company’s financial statements, and (v) any auditing or accounting issues concerning the Company’s employee benefit plans;

•	Reviewing with management and the auditors any correspondence with or findings by regulatory agencies, and any employee complaints or published reports that raise material issues, regarding the Company’s financial statements or accounting policies;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Reviewing the Company’s policies regarding conflicts of interest, reviewing past or proposed transactions between the Company, members of the Board and management for such conflicts, and reviewing and approving in advance any proposed related party transactions;

•	Reviewing the Company’s risk management policies, including its investment policies and performance for cash and short-term investments;

•	Instituting special investigations relating to financial statements or accounting policies with full access to all books, records, facilities and personnel of the Company;

•	Retaining and obtaining advice and assistance from outside legal, accounting or other advisors;

•	Establishing and maintaining free and open means of communication between the Audit Committee, the auditors and management;

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	Reviewing its own charter (including its structure, processes and membership requirements) at least annually;

•	Providing a report in the Company’s proxy statement as required by the rules and regulations of the SEC; and

•	Determining the appropriate funding for payment of compensation (i) to the auditors for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and (ii) to any legal, accounting or other advisors employed by the Audit Committee.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations.

MEETINGS:

The Audit Committee will meet as often as it determines, but not less frequently than once quarterly.

The Audit Committee, in its discretion, will ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet periodically in separate executive session with the auditors as well as any internal auditors/financial controllers of the Company, at such times as it deems appropriate to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its reviews, findings and recommendations to the Board as may be appropriate, consistent with the Audit Committee’s charter.

COMPENSATION:

Members of the Audit Committee shall receive such fees for their service as Audit Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as members of the Board or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Appendix B

TERCICA, INC.

CHARTER OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS

(Amended November 23, 2004)

PURPOSES:

The Corporate Governance and Nominating Committee (“CGC”) of the Board of Directors (the “Board”) of Tercica, Inc. (the “Company”) will monitor the composition of the Board and, when appropriate, seek, screen and recommend for nomination qualified candidates for election to the Board at the Company’s Annual Meeting of Stockholders. In addition, the CGC will seek qualified candidates to fill vacancies on the Board subject to appointment by the Board. The CGC will evaluate candidates identified on its own initiative as well as candidates referred to it by other members of the Board, by the Company’s management, by stockholders who submit names to the Company’s Secretary for referral to the CGC, or by other external sources. The CGC will also evaluate the Board’s structure and practices and, when appropriate, recommend new policies to the full Board.

NOMINATION/APPOINTMENT POLICY:

The Board believes that it is in the best interests of the Company and its stockholders to obtain highly qualified candidates to the Board. The CGC will seek for nomination and appointment candidates with excellent decision-making ability, business experience, relevant expertise, personal integrity and reputation.

MEMBERSHIP:

The CGC will consist of a minimum of three members of the Board, each of whom shall be an “independent director” within the meaning of Rule 4200 of the Manual of the National Association of Securities Dealers, Inc. The members of the CGC will be appointed by and serve at the discretion of the Board.

RESPONSIBILITIES:

The responsibilities of the CGC shall include the following:

•	Reviewing Board structure, composition, and practices, and making recommendations on these matters to the Board;

•	Reviewing, soliciting and making recommendations to the Board and stockholders of the Company with respect to candidates for election to the Board;

•	Overseeing compliance by the Company’s chief executive officer and senior financial officers with the Code of Ethics for Principal Executive and Senior Financial Officers, as adopted by the Company;

•	Overseeing compliance by the Company’s employees with Code of Business Conduct and Ethics, as adopted by the Company;

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding its practices (except with respect to accounting, internal accounting controls or auditing matters, which such matters shall be forwarded to the Audit Committee) and procedures for the confidential, anonymous submission by employees of concerns regarding questionable practices (except with respect to accounting or auditing matters, which such matters shall be forwarded to the Audit Committee);

B-1

•	Overseeing and monitoring the Company’s compliance with legal and regulatory requirements, except as compliance relates to financial statements or accounting matters (which is the duty of the Audit Committee);

•	Reviewing management’s monitoring of compliance with the Company’s standards of business contact and with the Foreign Corrupt Practices Act;

•	Reviewing with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues with respect to all matters other than with respect to the Company’s financial statements or accounting policies (which is the duty of the Audit Committee);

•	Reviewing the findings of any examination by regulatory agencies other than with respect to the Company’s financial statements or accounting policies (which is the duty of the Audit Committee);

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company, other than with respect to financial statements or accounting policies (which is the duty of the Audit Committee); and

•	Performing such other tasks as may be delegated to it from time to time by the Board.

MEETINGS:

Meetings of the CGC will be held at the pleasure of the Board and the members of the CGC, from time to time, in response to needs of the Board.

MINUTES:

The CGC will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

The CGC will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the CGC’s charter.

COMPENSATION:

Members of the CGC shall receive such fees for their service as CGC members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

B-2

DETACH HERE

ZTER12

TERCICA, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2005

The undersigned hereby appoints John A. Scarlett, M.D. and Timothy P. Lynch and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Tercica, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Tercica, Inc. to be held on Wednesday, June 1, 2005 at 9:30 a.m. (local time) at 2000 Sierra Point Parkway, Brisbane, California, 94005, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE

PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

SEE REVERSE SIDE

TERCICA, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to http://www.eproxyvote.com/trca

OR

Vote-by-Telephone

Call toll-free

1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ZTER11

Please mark votes as in this example.

#TER

The Board of Directors recommends a vote for the nominees for director listed below and a vote for Proposal 2.

1. To elect three directors to hold office until the 2008 Annual Meeting of Stockholders.

Nominees:

(01) Ross G. Clark, Ph.D.

(02) Olle Isaksson, M.D., Ph.D.

(03) David L. Mahoney

2. To ratify the selection of Ernst & Young LLP as Tercica’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

FOR AGAINST ABSTAIN

FOR all nominees listed above (except as indicated).

WITHHOLD authority to vote for all nominees listed above.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

If you wish to withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign stating title. If signer is a partnership, please sign in partnership name by authorized person.

OTHER MATTERS: The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in this Proxy to vote on such matters, in accordance with their best judgment.

Signature:

Date:

Signature:

Date: